Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No’s. 333-81857, 33381847, 333-81845, 333-81841 and 33391187) and Form S-3 (No’s. 333-119909, 333-123307 and 333-141697) of WESCO International, Inc. of our report dated February 29, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 29, 2008